UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 3, 2015, Neos Therapeutics, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2015. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2015, the board of directors of the Company, appointed Ms. Beth Hecht to serve as a director of the Company, effective September 1, 2015. Ms. Hecht will serve as a Class III director, to serve until the Company’s annual meeting of stockholders next following December 31, 2017, or until her successor is duly elected and qualified, and was also elected to serve on the Company’s Nominating and Corporate Governance Committee.

As a non-employee director, Ms. Hecht will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. In addition, the Company expects to enter into an indemnification agreement with Ms. Hecht in connection with her appointment to the Board, which is expected to be in substantially the same form as that entered into with the other directors of the Company. There are no arrangements or understandings between Ms. Hecht and any other persons pursuant to which she was elected as a director, and Ms. Hecht has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Hecht has served as Managing Director and Chief Legal and Administrative Officer for Auven Therapeutics, Inc., since October 2012. Previously, Ms. Hecht served as Senior Vice President and General Counsel of The Sun Products Corporation from March 2009 to October 2012. From February 2008 to January 2009, Ms. Hecht was Senior Advisor for Life Sciences and Consumer Products at Axiom, and from June 2001 to December 2007, Ms. Hecht served as Executive Vice President, General Counsel and Secretary of MedPointe Pharmaceuticals. Ms. Hecht earned a B.A. from Amherst College and a J.D. from Harvard Law School.

We believe that Ms. Hecht is qualified to serve as a director due to her extensive experience in the life sciences industry.

On September 3, 2015, the Company issued a press release regarding Ms. Hecht’s appointment to the board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit relating to Item 2.02 and 5.02 shall be deemed furnished, and not filed:

99.1 Press Release dated September 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEOS THERAPEUTCS, INC.

Date:	September 3, 2015
By:	/s/ Vipin Garg
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 3, 2015